Exhibit 99.2
IN THE UNITED STATES DISTRICT COURT
FOR THE DISTRICT OF DELAWARE

In Re Mammoth Energy Services, Inc. Consolidated Stockholder Litigation	C.A. No. 19-1682 (RGA)

STIPULATION AND AGREEMENT OF SETTLEMENT
This Stipulation and Agreement of Settlement dated October 5, 2021 (the “Stipulation”), is made and entered into by and among the following parties, each by and through their respective counsel: (i) Plaintiffs Aaron Randall, Mohammad Shaer, and Christopher Jones (collectively, “Plaintiffs”); (ii) Nominal Defendant Mammoth Energy Services, Inc. (“Mammoth” or the “Company”); (iii) Defendants Arty Straehla, Mark Layton, Arthur Amron, Paul V. Heerwagen IV, Marc McCarthy, Jim Palm, Matthew Ross, and Arthur Smith (collectively, the “Individual Defendants”); and (iv) Defendants Gulfport Energy Corporation (“Gulfport”) and Wexford Capital LP (“Wexford”).1 This Stipulation, subject to the approval of the United States District Court for the District of Delaware (the “Court”), is intended by the Parties to fully, finally, and forever compromise, resolve, discharge, and settle the Released Claims (as defined below) and to result in the complete dismissal of the above-captioned shareholder derivative action, with prejudice, upon the terms and subject to the conditions set forth herein, and without any admission or concession as to the merits of any of the Parties’ claims or defenses.
1 The Individual Defendants, Gulfport and Wexford are referred to collectively as “Defendants.” Plaintiffs and Defendants are referred to collectively as the “Parties.”

I.INTRODUCTION
A.Factual Background
Mammoth is an energy services and infrastructure company serving the electric utility and the oil and gas industries in North America and US territories. In October 2017, Mammoth’s indirect subsidiary, Cobra Acquisitions, LLC, (“Cobra”) executed the first of two master services agreements with the Puerto Rico Electric Power Authority (“PREPA”) to provide services in connection with restoring power to Puerto Rico’s three million people in the wake of September 2017’s Hurricane Maria. The first contract, dated October 19, 2017, was amended several times and ultimately valued at up to $945 million. (See Consolidated Amended Complaint, D.I. 17 (“CAC”) ¶¶ 5-7). The second contract, dated May 26, 2018, was valued at up to $900 million. (See CAC ¶ 8). The CAC alleges that then-President of Cobra, Donald Keith Ellison, provided former Federal Emergency Management Agency (“FEMA”) Deputy Regional Administrator, Ahsha Nateef Tribble, with items including airfare, transportation, hotel rooms, meals, entertainment expenses, and employment for another FEMA employee, Jovanda Patterson, in exchange for Dr. Tribble’s steering of recovery work under the PREPA Contracts to Cobra. (CAC ¶¶ 99-104).
The allegations were first reported in late May and early June 2019 in articles published by The Wall Street Journal, which reported that the U.S. Department of Homeland Security (“DHS”) Inspector General was conducting an investigation into Dr. Tribble’s interactions with Cobra, and subsequently that the FBI had opened a criminal inquiry. (CAC ¶¶ 93, 95). Following these reports, plaintiffs filed three securities class action complaints in the United States District Court for the Western District of Oklahoma alleging violations of Sections 10(b) and 20(a) of the Securities Exchange Act of 1934. These actions were later consolidated as In re

Mammoth Energy Servs., Inc. Sec. Litig., No. 19 Civ. 00522 (W.D. Okla. 2019) (the “Securities Class Action”). Then, on September 3, 2019, the U.S. Attorney’s Office for the District of Puerto Rico filed an indictment, unsealed on September 10, 2019, against Mr. Ellison, Dr. Tribble, and Ms. Patterson, on counts arising from allegations that Mr. Ellison bribed Dr. Tribble to steer work to Cobra under the PREPA Contracts. (CAC ¶¶ 20-22). Two days after the U.S. Attorney’s Office announced the indictment, Plaintiffs brought the first of these derivative actions based on the conduct described in the Securities Class Action and the indictments in this Court. These three actions were eventually consolidated as In re Mammoth Energy Services, Inc. Consolidated Stockholder Litigation, No. 19 Civ. 1682 (D. Del. 2019) (the “Derivative Action”).
Plaintiffs allege that Defendants breached their fiduciary duties to Mammoth by: (i) failing to implement a reasonable, relevant, meaningful, and well-constituted system of internal controls, (CAC ¶ 226), which allowed or caused the Company to engage in the alleged misconduct relating to the PREPA Contracts, make false and misleading statements, and fail to rectify the alleged misconduct or correct the alleged false and misleading statements and omissions, (CAC ¶¶ 256-81); (ii) being unjustly enriched at Mammoth’s expense and wasting corporate assets (CAC ¶¶ 282-290); and/or engaging in trading in Mammoth securities while in possession of material, non-public information regarding the Company’s involvement in the alleged misconduct. (CAC ¶¶ 273, 275, 297). Plaintiffs also allege that Defendants violated Sections 14(a) and 20(a) of the Securities Exchange Act of 1934 by causing the Company to file Proxy Statements on April 25, 2018 and April 26, 2019 that were false and misleading and were control persons of primary Exchange Act violators, respectively. (CAC ¶¶ 256-68).
B.Procedural Background

On June 7, 2019, Mammoth investors filed the first of three complaints that would eventually be consolidated as the Securities Class Action.
On September 10, 2019, plaintiffs Aaron Randall and Mohammad Shaer each filed a putative stockholder derivative action alleging claims on behalf of Mammoth under Section 14(a) of the Securities Exchange Act of 1934 (“Exchange Act”) and for breaches of fiduciary duties, unjust enrichment, and waste of corporate assets.
On September 19, 2019, plaintiff Christopher Jones filed a putative stockholder derivative action in the United States District Court for the Western District of Oklahoma asserting similar claims. Plaintiff Jones voluntarily dismissed his complaint and refiled it in the District of Delaware on October 31, 2019.
On December 18, 2019, the Court consolidated all three complaints as the Derivative Action. (D.I. 12).
On January 17, 2020, Plaintiffs filed the CAC.
On February 18, 2020, Mammoth moved to stay the Derivative Action pending resolution of the Securities Class Action, as well as a criminal action in the United States District Court for the District of Puerto Rico (U.S. v. Tribble, No. 19 Crim. 541 (D. P.R.)), civil action in the United States District Court for the Southern District of Florida (MasTec Renewables P.R., LLC v. Mammoth Energy Servs., Inc., et al., C.A. No. 20 Civ. 20263 (S.D. Fla.)) and a proceeding in the Bankruptcy Court for the District of Puerto Rico (In re The Financial Oversight and Management Board for Puerto Rico, as representative of PREPA, No. 17 Bankr. 4780, D.I. 8789 (Bankr. D. P.R. Sept. 30, 2019)) (collectively, “Related Litigation”).2 (D.I. 19-21, 23).
Plaintiffs opposed, and the motion was fully briefed as of April 3, 2020. (D.I. 25-26).
2 The Individual Defendants, Gulfport and Wexford joined in the motion to stay. (D.I. 22, 24).

On August 3, 2020, the Court granted Mammoth’s motion to stay and administratively closed the case. (D.I. 30-31).
C.Settlement Negotiations
The Parties and the Securities Class Action plaintiffs agreed to attend a private mediation session before mediator retired U.S. District Judge Michael Burrage (E.D. Okla.) (the “Mediator”). In anticipation of the mediation, on September 18, 2020, Plaintiffs’ and Defendants’ Counsel (as defined below) exchanged mediation statements, sending copies to the Mediator. Plaintiffs’ mediation statement included a settlement demand, which requested a monetary payment and implementation of corporate governance reforms.
On September 29, 2020, the Parties participated via video-conference in a full-day mediation before the Mediator to discuss a possible resolution of the Derivative Action.3 The Parties did not reach a settlement during the mediation, but continued their negotiations through telephonic and written correspondence with the assistance of the Mediator.
The majority of the claims in the Securities Class Action were dismissed on January 26, 2021, except for those based on statements and omissions made from March 15, 2019 to June 5, 2019.
Following this ruling, settlement negotiations in the Securities Class Action and this Derivative Action proceeded with the respective parties reaching separate agreements in principle to resolve both cases.
On February 5, 2021, the Parties to this Derivative Action notified the Court that they had reached an agreement in principle.
Subsequently, on April 30, 2021, the parties to the Securities Class Action submitted a motion for preliminary approval to settle that action for $11,000,000.
3 The parties to the Securities Class Action participated in the same mediation.

On May 14, 2021, the Parties in this Derivative Action executed a memorandum of understanding that memorialized the terms of the Settlement (as defined below) and anticipate filing with the Court a motion for preliminary approval of this Settlement promptly after the Parties execute this Stipulation.
The consideration for the instant Settlement is set forth below.
The Individual Defendants shall cause their insurers to pay one million five hundred thousand dollars ($1,500,000) (the “Cash Payment”) to Mammoth, which Mammoth shall use for general corporate purposes.
Additionally, Mammoth shall adopt the new corporate governance reforms contained in Exhibit A hereto (the “Corporate Governance Reforms”). The Corporate Governance Reforms, which will further enhance the Company’s current corporate governance policies, include: (i) that the Company shall pay for an additional four (4) hours of annual director education for the independent directors; (ii) quarterly presentations to the Board by Mammoth’s Chief Compliance Officer; (iii) written reports twice per year by the Chief Compliance Officer to the Board listing all contracts exceeding $500,000 involving government counterparties; (iv) an annual presentation to the Board’s Audit Committee by outside auditors and such presentation shall include discussion of any identified fraud risks and other risks due to weaknesses or deficiencies in internal controls; (v) quarterly presentation, together with written documentation, to the Board by the Board’s Disclosure Committee; (vi) an annual internal review of Mammoth’s corporate governance and ethics policies; and (vii) public availability of all corporate governance and ethics policies to Mammoth’s employees.
Only after agreeing in principle to the material terms of the Settlement, including the Corporate Governance Reforms, the Parties negotiated at arm’s-length the attorneys’ fees and reimbursement of expenses to be paid to Plaintiffs’ Counsel. The Parties agreed that the Individual Defendants shall cause their insurers to pay, subject to Court approval, five hundred thousand dollars ($500,000) to Plaintiffs’ Counsel for their attorneys’ fees and expenses (the “Fee and Expense Amount”) based on the substantial benefit that will be conferred upon the Company and its shareholders by the Cash Payment and Corporate Governance Reforms as a result of the Settlement.
The agreed to Fee and Expense Amount paid to Plaintiffs’ Counsel does not diminish the Cash Payment as the Fee and Expense Amount comprises a separate payment from the Individual Defendants’ insurers. This is in contrast to most derivative action settlements with a cash payment to the nominal defendant in which the plaintiffs’ attorneys’ fee and expense award is paid from such cash payment, rendering the net cash recovered by the nominal defendant to be equal to the cash payment minus the fee and expense award. In contrast, the net cash recovered by Mammoth in the settlement of the Derivative Action is equal to the Cash Payment itself. Thus, if the settlement structure here were typical, such that the Fee and Expense Amount were paid out of the cash payment to Mammoth, then for Mammoth’s net cash recovered to be $1,500,000, the amount of the cash payment to Mammoth would have had to be two million dollars ($2,000,000), which amount is thus defined as “Mammoth’s Monetary Benefit.” Given that the $500,000 Fee and Expense Amount is not being paid out of the $1,500,000 Cash Payment or otherwise being paid by Mammoth, the total amount of the payments made by the Individual Defendants’ insurers as part of the settlement is $2,000,000, which, is the same amount as Mammoth’s Monetary Benefit.
Plaintiffs’ Counsel shall be entitled to the amount of the Fee and Expense Amount approved by the Court (the “Fee and Expense Award”). Plaintiffs, for their efforts in the

Derivative Action, shall request a Service Award of two thousand dollars ($2,000) each to be paid out of the Fee and Expense Award. Defendants do not object to the requested Service Awards.
Prior to the execution of this Stipulation, the Board     considered the terms of the Settlement at a June 2, 2021 meeting and voted unanimously to approve the material terms of the Settlement, including Mammoth’s Monetary Benefit and the Corporate Governance Reforms, as in the best interest of Mammoth and to direct Mammoth’s officers and agents to effectuate the Settlement.
II.PLAINTIFFS’ COUNSEL’S INVESTIGATION AND RESEARCH, PLAINTIFFS’ CLAIMS, AND THE SUBSTANTIAL BENEFIT OF SETTLEMENT
Plaintiffs’ Counsel conducted an investigation relating to the claims and the underlying events alleged in the Derivative Action, including, but not limited to: (1) reviewing and analyzing the Company’s public filings with the Securities and Exchange Commission (“SEC”), press releases, announcements, transcripts of investor conference calls, and news articles; (2) reviewing and analyzing the allegations contained and filings in the Related Litigation; (3) researching and drafting the complaints filed in the Derivative Action; (4) researching the applicable law with respect to the claims in the Derivative Action and the potential defenses thereto; (5) researching corporate governance issues; (6) preparing a mediation statement, which included a settlement demand; (7) attending the mediation; (8) engaging in extensive settlement negotiations with Defendants’ Counsel; and (9) analyzing the confirmatory discovery produced by the Defendants that consisted of two years’ worth of Board meetings, minutes, and materials, including all minutes, materials, and unanimous written consents of the Board related to the PREPA contracts.

Plaintiffs’ Counsel believe that the claims asserted in the Derivative Action have merit and that their investigation supports the claims asserted. Without conceding the merit of any of Defendants’ defenses or the lack of merit of any of their own allegations, and in light of the substantial benefit of the Settlement, as well as to avoid the potentially protracted time, expense, and uncertainty associated with continued litigation, including potential trials and appeals, Plaintiffs have concluded that it is desirable that the Derivative Action be fully and finally settled in the manner, and upon the terms and conditions, set forth in this Stipulation. Plaintiffs and Plaintiffs’ Counsel recognize the significant risk, expense, and length of continued proceedings necessary to prosecute the Derivative Action against the Defendants through trial and possible appeal. Plaintiffs’ Counsel also have taken into account the uncertain outcome and the risk of any litigation, especially complex litigation such as the Derivative Action, as well as the difficulties and delays inherent in such litigation. Based on their evaluation, and in light of the substantial benefit conferred upon the Company and its stockholders as a result of the Settlement, Plaintiffs and Plaintiffs’ Counsel have determined that the Settlement is in the best interests of Plaintiffs, Mammoth, and Current Mammoth Shareholders (as defined below), and have agreed to settle the Derivative Action upon the terms, and subject to the conditions, set forth herein.
III.THE DEFENDANTS’ AND MAMMOTH’S DENIALS OF WRONGDOING AND LIABILITY
The Defendants and Mammoth have denied, and continue to deny, each and every claim and contention alleged by Plaintiffs in the Derivative Action and affirm that they have acted properly, lawfully, in good faith, and in full accord with their fiduciary duties, at all times. Further, the Defendants and Mammoth have denied expressly, and continue to deny, all allegations of wrongdoing, fault, liability, or damage against them arising out of any of the conduct, statements, acts or omissions alleged, or that could have been alleged, in the Derivative Action and deny that they have ever committed or attempted to commit any violations of law, any breach of fiduciary duty owed to Mammoth or its shareholders, or any wrongdoing whatsoever. Had the terms of this Stipulation not been reached, the Defendants and Mammoth would have continued to contest Plaintiffs’ allegations vigorously, and the Defendants and Mammoth maintain that they had and have meritorious defenses to all claims alleged in the Derivative Action. Yet, Defendants and Mammoth acknowledge and agree that the Corporate Governance Reforms and Mammoth’s Monetary Benefit confer substantial benefits to Mammoth and its shareholders. Without admitting the validity of any of the claims that Plaintiffs have asserted in the Derivative Action, or any liability with respect thereto, Defendants and Mammoth have concluded that it is desirable that the claims be settled on the terms and subject to the conditions set forth herein.
IV.TERMS OF STIPULATION AND AGREEMENT OF SETTLEMENT
Plaintiffs, derivatively on behalf of Mammoth, Mammoth, and Defendants, by and through their respective counsel or attorneys of record, hereby stipulate and agree that, subject to approval by the Court, in consideration of the substantial benefit flowing to the Parties, the Derivative Action and all of the Released Claims (as defined below) shall be fully, finally, and forever satisfied, compromised, settled, released, discharged, and dismissed with prejudice, upon the terms and subject to the conditions set forth herein as follows:
1.Definitions
As used in this Stipulation, the following terms have the meanings specified below. In the event of any inconsistency between any definition set forth below and any definition set forth in any document attached as an exhibit to this Stipulation, the definitions set forth below shall control.
1.1.“Mammoth” or the “Company” means nominal defendant Mammoth Energy Services, Inc. and includes all of its subsidiaries, predecessors, successors, affiliates, officers, directors, employees, and agents.
1.2.“Board” means Mammoth’s Board of Directors.
1.3.“Cash Payment” means the one million five hundred thousand dollars ($1,500,000) that the Individual Defendants shall cause their insurers to pay to Mammoth, which Mammoth shall use for general corporate purposes.
1.4.“Claims” means, collectively, any and all actions, suits, claims, rights, demands, causes of action, matters, issues, or liabilities of any kind, nature and character (including but not limited to claims for damages, interest, attorneys’ fees, expert or consulting fees, and any and all other costs, expenses or liabilities whatsoever), whether based on federal, state, local, statutory or common law or any other law, rule or regulation, whether foreign or domestic, whether fixed or contingent, suspected or unsuspected, disclosed or undisclosed, apparent or unapparent, accrued or unaccrued, liquidated or unliquidated, at law or in equity, matured or unmatured.
1.5.“Court” means the United States District Court for the District of Delaware.
1.6.“Corporate Governance Reforms” means the corporate governance enhancements that are set forth in Exhibit A.
1.7.“Current Mammoth Shareholders” means, for purposes of this Stipulation, any Persons who own Mammoth common stock as of the date of the execution of this

Stipulation and who continue to hold their Mammoth common stock as of the date of the Settlement Hearing, excluding the Individual Defendants, the officers and directors of Mammoth, and members of their immediate families, and their legal representatives, heirs, successors, or assigns, and any entity in which Individual Defendants have or had a controlling interest, and excluding Gulfport and Wexford and their predecessors, successors, administrators, parents, subsidiaries, affiliates, representatives, or assignees.
1.8.“Defendants” means, collectively, the Individual Defendants and Gulfport and Wexford.
1.9.“Defendants’ Counsel” means Latham & Watkins LLP on behalf of Individual Defendants Arthur Amron, Paul V. Heerwagen IV, Marc McCarthy, Jim Palm, Matthew Ross, and Arthur Smith and Gulfport and Wexford, and Quinn Emanuel Urquhart & Sullivan, LLP on behalf of the Company and Individual Defendants Arty Straehla and Mark Layton.
1.10.“Defendants’ Released Claims” means all claims that could be asserted in any forum by any of the Released Persons arising out of, relating to, or in connection with the institution, prosecution, assertion, settlement, or resolution of the Derivative Action or the Released Claims; provided, however, that nothing herein shall in any way release, waive, impair, or restrict: (i) the rights of any Party to enforce the terms of this settlement; (ii) any of the Defendants’ claims or rights to indemnification and attorneys’ fees or expenses under any relevant indemnification agreement, severance agreement or other similar contract, or as mandated under the Company’s articles of incorporation or bylaws; or (iii) any claims or rights in any forum asserted by, between or amongst, Mammoth and any of the Defendants.
1.11.“Derivative Action” means the shareholder derivative action pending in the Court, captioned, In re Mammoth Energy Services, Inc. Consolidated Stockholder Litigation, C.A. No. 19-1682-RGA (D. Del. 2019).
1.12.“Effective Date” means the first date by which all of the events and conditions specified in Section IV herein have been met and have occurred.
1.13.“Fee and Expense Amount” means the sum to be paid to Plaintiffs’ Counsel for their attorneys’ fees and expenses, as detailed in Section IV, ¶ 5.1 herein, subject to approval by the Court.
1.14.“Fee and Expense Award” means the amount of the Fee and Expense Amount approved by the Court.
1.15.“Final” means the time when an order or judgment that has not been reversed, vacated, or modified in any way and is no longer subject to appellate review, either because of disposition on appeal and conclusion of the appellate process (including potential writ proceedings) or because of passage, without action, of time for seeking appellate or writ review. More specifically, it is that situation when: (1) either no appeal or petition for review by writ has been filed and the time has expired for any notice of appeal or writ petition to be timely filed in the Derivative Action; or (2) an appeal has been filed and the court of appeals has either affirmed the order or judgment or dismissed that appeal and the time for any reconsideration or further appellate review has passed; or (3) a higher court has granted further appellate review, and that court has either affirmed the underlying order or judgment or affirmed the court of appeals’ decision affirming the order or judgment or dismissing the appeal or writ proceeding. For purposes of this paragraph, an “appeal” shall not include any appeal that concerns only the issue of attorneys’ fees and expenses or the payment of service awards to Plaintiffs. Any proceeding or order, or any appeal or petition for a writ of certiorari pertaining solely to the application for attorneys’ fees, costs, or expenses, shall not in any way delay or preclude the Judgment from becoming Final.
1.16.“Gulfport” means Gulfport Energy Corporation and its Related Persons.
1.17.“Individual Defendants” means, collectively, Arty Straehla, Mark Layton, Arthur Amron, Paul V. Heerwagen IV, Marc McCarthy, Jim Palm, Matthew Ross, and Arthur Smith.
1.18.“Judgment” means the final order and judgment to be rendered by the Court, substantially in the form attached hereto as Exhibit D.
1.19.“Mammoth” means Mammoth Energy Services, Inc., and its past, present, or future, predecessors, successors, parents, partners, subsidiaries, affiliates, members, assigns, divisions, directors, officers, agents, attorneys, advisors, employees, representatives, and any other Persons acting on their behalf.
1.20.“Mammoth’s Monetary Benefit” means the two million dollars ($2,000,000) that is the sum of the Cash Payment and the Fee and Expense Amount.
1.21.“Notice to Current Mammoth Shareholders” or “Notice” means the Notice of Settlement to Current Mammoth Shareholders, substantially in the form of Exhibit B attached hereto.

1.22.“Parties” means, collectively, Plaintiffs (derivatively on behalf of Mammoth), Mammoth, and each of the Defendants.
1.23.“Person(s)” means an individual, corporation, limited liability company, professional corporation, partnership, limited partnership, limited liability partnership, association, joint stock company, estate, legal representative, trust, unincorporated association, government or any political subdivision or agency thereof, and any business or legal entity, and their spouses, heirs, predecessors, successors, administrators, parents, subsidiaries, affiliates, representatives, or assignees.
1.24.“Plaintiffs” means Aaron Randall, Mohammad Shaer, and Christopher Jones.
1.25.“Plaintiffs’ Counsel” means The Rosen Law Firm, P.A., The Brown Law Firm, P.C., Levi & Korsinsky, LLP, and Farnan LLP.
1.26.“Preliminary Approval Order” means the Order Preliminarily Approving Derivative Settlement and Providing for Notice to be entered by the Court, substantially in the form of Exhibit C attached hereto, which, inter alia, preliminarily approves the terms and conditions of the Settlement as set forth in this Stipulation, directs that the notice of the Settlement be provided to Current Mammoth Shareholders, and schedules the Settlement Hearing in order to consider whether the Settlement, Fee and Expense Amount, and Service Awards should be finally approved.
1.27.“Related Persons” means each and all of a Person’s past, present, or future family members, spouses, domestic partners, parents, associates, affiliates, subsidiaries, divisions, departments, officers, directors, shareholders, owners, members, representatives, employees, attorneys, financial or investment advisors, consultants, underwriters, investment banks or bankers, commercial bankers, insurers, reinsurers, excess insurers, co-insurers, advisors, counsel, auditors, accountants, principals, agents, heirs, executors, trustees, estates, beneficiaries, distributees, foundations, general or limited partners or partnerships, joint ventures, personal or legal representatives, administrators, or any other person or entity acting or purporting to act for or on behalf of any Person, and each of their respective predecessors, successors, and assigns.
1.28.“Released Claims” means all claims, including known and unknown claims, against any of the Released Persons that (i) were asserted or could have been asserted derivatively in the Derivative Action, including without limitation allegations relating to: any of the Individual Defendants’ performance of their duties as officers and/or directors of Mammoth, any action taken or alleged to have been taken or not taken by the Defendants as identified in the Derivative Action complaint, or any transactions in Mammoth securities; (ii) would have been barred by res judicata had the Derivative Action been fully litigated to final judgment; (iii) could have been, or could in the future be, asserted derivatively in any forum or proceeding or otherwise against any of the Released Persons that concern, arise out of, relate to, or are in connection with any of the subject matters, allegations, claims, disclosures, events, transactions, facts, circumstances, conduct, failures to act, occurrences, representations, statements, or omissions alleged, involved, set forth, or referred to in the complaint in the Derivative Action; or (iv) arise out of, relate to, or are in connection with the defense, settlement, or resolution of the Derivative Action or the Released Claims, including the payments provided for in the settlement, and the reasonable attorneys’ fees, costs, and expenses incurred in the defense thereof; provided, however, that nothing herein shall in any way release, waive, impair, or restrict the rights of any Party to enforce the terms of this settlement.
1.29.“Released Person(s)” means, collectively, each and all of the Individual Defendants, Gulfport, and Wexford, and their Related Persons. “Released Person” means, individually, any of the Released Persons.
1.30.“Securities Class Action” means the case captioned In re Mammoth Energy Servs., Inc. Sec. Litig., No. 19 Civ. 00522 (2019) pending in the United States District Court for the Western District of Oklahoma.
1.31.“Service Awards” means the awards to Plaintiffs for their efforts in the Derivative Action of two thousand dollars ($2,000) each to be paid out of the Fee and Expense Award, as detailed in Section IV, ¶ 5.2.
1.32.“Settlement” means the settlement of the Derivative Action as set forth in this Stipulation.
1.33. “Settlement Hearing” means the hearing or hearings by the Court, whether in person or via teleconference or videoconference, to review the adequacy, fairness, and reasonableness of the Settlement.
1.34.“Stipulation” means this Stipulation and Agreement of Settlement, October 5, 2021.
1.35.“Unknown Claims” means any Claims that any Party or any Current Mammoth Shareholder (claiming in the right of, or on behalf of, the Company) does not know or suspect to exist in his, her, or its favor at the time of the release of the Released Claims and Defendants’ Released Claims that, if known by him, her, or it, might have affected his, her, or its settlement with and release of the Released Claims and Defendants’ Released Claims, or might have affected his, her, or its decision not to object to this Settlement. Unknown Claims include those Claims in which some or all of the facts comprising the Claim may be unsuspected, or even undisclosed or hidden. With respect to any and all Released Claims and Defendants’ Released Claims, including Unknown Claims, the Parties stipulate and agree that, upon the Effective Date, they shall expressly waive, and every Current Mammoth Shareholder shall be deemed to have, and by operation of the Judgment shall have, expressly waived the provisions, rights, and benefits of California Civil Code § 1542, which provides:
A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY

The Parties shall expressly waive, and every Current Mammoth Shareholder who is not a Party shall be deemed to have, and by operation of the Judgment shall have, expressly waived any and all provisions, rights, and benefits conferred by any law of any state or territory of the United States, or principle of common law or foreign law, which is similar, comparable or equivalent in effect to California Civil Code § 1542. The Parties acknowledge they may hereafter discover facts in addition to or different from those that he, she, or it now knows or believes to be true with respect to the subject matter of the Released Claims or Defendants’

Released Claims, but the Parties shall expressly have, and every Current Mammoth Shareholder shall be deemed to have, and by operation of the Judgment shall have, fully, finally, and forever settled and released any and all Released Claims and Defendants’ Released Claims, known or unknown, suspected or unsuspected, contingent or non-contingent, whether or not concealed or hidden, which now exist, or heretofore have existed, upon any theory of law or equity now existing or coming into existence in the future, including, but not limited to, conduct which is negligent, reckless, intentional, with or without malice, or a breach of any duty, law or rule, without regard to the subsequent discovery or existence of such different or additional facts. The Parties acknowledge, and every Current Mammoth Shareholder who is not a Defendant shall be deemed by operation of the Judgment to have acknowledged, that the foregoing waivers were separately bargained for and a key element of the Settlement of which this release is a material and essential part.
1.36.“Wexford” means Wexford Capital LP and all of its Related Persons.
2.Terms of the Settlement
2.1.The consideration for the Settlement is two-fold: (1) Mammoth’s Monetary Benefit, which equals the Cash Payment, which the Individual Defendants shall cause their insurers to pay to Mammoth, and which Mammoth shall use for general corporate purposes, plus the Fee and Expense Amount, which does not diminish the Cash Payment because the Fee and Expense Amount comprises a separate payment from the Individual Defendants’ insurers; and (2) Mammoth will adopt the Corporate Governance Reforms which include: (i) that the Company shall pay for an additional four (4) hours of annual director education for the independent directors; (ii) quarterly presentations to the Board by Mammoth’s Chief Compliance Officer; (iii) written reports twice per year by the Chief Compliance Officer to the Board listing all contracts exceeding $500,000 involving government counterparties; (iv) an annual presentation to the Board’s Audit Committee by outside auditors and such presentation shall include discussion of any identified fraud risks and other risks due to weaknesses or deficiencies in internal controls; (v) quarterly presentations to the Board, together with written documentation, by the Board’s Disclosure Committee; (vi) an annual internal review of Mammoth’s corporate governance and ethics policies; and (vii) public availability of all corporate governance and ethics policies to Mammoth’s employees.
2.2.The Cash Payment shall be paid to the Company’s counsel’s escrow account within ten (10) business days after entry of an order preliminarily approving this settlement and receipt of a completed Form W-9 from the Company and shall be released to the Company once the Court enters an order granting final approval of the Settlement, notwithstanding any potential appeals. However, if prior to the entry of an order granting final approval of the Settlement, the Individual Defendants’ insurers agree to advance the Cash Payment to Mammoth (or to directly pay legal or other settlement costs on Mammoth’s behalf) in anticipation of such final approval order being entered, then the Company shall revert to such insurer any such amounts of the Cash Payment that were advanced pursuant to this provision. Any such agreement between Mammoth, the Individual Defendants, and their insurer(s) shall be documented, and notice provided to Plaintiffs’ Counsel within two (2) business days. For avoidance of doubt, if the Court orders a cash payment to Mammoth that is an amount less than the agreed Cash Payment prior to, or at the time of, entry of the Judgment, then only the Court-approved amount shall be released from the Company’s counsel’s escrow account to Mammoth once the Court enters an order granting final approval of the Settlement. Any amounts remaining in the Company’s escrow account shall be returned to the Individual Defendants’ insurers within twenty (20) calendar days of entry of the Judgment or a final judgment after any appeal is concluded. If for any reason any condition in Section IV, ¶ 6.1 is not met and the Effective Date of the Stipulation does not occur, if the Stipulation is in any way cancelled or terminated, or if the Judgment is reversed on appeal, then Mammoth shall be obligated to repay to the Individual Defendants’ insurer(s), within twenty (20) calendar days after written notification of such an event, the amount of the Cash Payment that it received.
2.3.Mammoth shall not use the Cash Payment to pay a dividend to its shareholders and shall not use the Cash Payment to directly or indirectly compensate any of the Defendants or their Related Persons.
2.4.The Company shall implement the Corporate Governance Reforms and maintain them in effect for five (5) years, unless (i) Mammoth sells or transfers 75% or more of the Company’s assets or merges or combines them with those of another person or entity, or (ii) there is a sale or transfer by any means of the beneficial or legal ownership interest in more than 35% of Mammoth’s then-outstanding voting stock in either a single transaction or a series of related transactions. Nothing in the Stipulation shall be construed to commit the Board to a course of action that would preclude them from fully discharging their fiduciary duties to Mammoth and its shareholders. Accordingly, if a majority of the independent directors on the Board were to conclude that an amendment, modification, waiver or suspension of any of the Corporate Governance Reforms would be reasonable and appropriate under the circumstances and would not otherwise be a breach of their fiduciary duties, the directors may amend, modify, waive or suspend any such Corporate Governance Reforms, and the Company shall promptly thereafter disclose the same on a Form 8-K that it will file with the SEC.
2.5.Mammoth, by and through its Board, acknowledges and agrees that the filing, pendency, and settlement of the Derivative Action was the cause of the Company’s recovery of Mammoth’s Monetary Benefit, including the Cash Payment, and that Mammoth’s Monetary Benefit, including the Cash Payment, confers substantial benefits to the Company and its shareholders.
2.6.Mammoth, by and through its Board, acknowledges and agrees that the filing, pendency, and settlement of the Derivative Action was the significant cause of the Company’s decision to adopt and implement the Corporate Governance Reforms, and that the Corporate Governance Reforms confer substantial benefits to the Company and its shareholders.
3.Procedure for Implementing the Settlement
3.1.Promptly after execution of this Stipulation, Plaintiffs’ Counsel shall submit this Stipulation, together with its exhibits, to the Court and apply for entry of the Preliminary Approval Order, substantially in the form of Exhibit C attached hereto, requesting, inter alia: (i) preliminary approval of the Settlement set forth in this Stipulation; (ii) approval of the method of providing notice of the proposed Settlement to Current Mammoth Shareholders; (iii) approval of the Notice of Settlement to Current Mammoth Shareholders substantially in the form of Exhibit B attached hereto (“Notice”); and (iv) a date for the Settlement Hearing.
3.2.Mammoth shall undertake the administrative responsibility, and shall be solely responsible, for paying the costs and expenses related to, and giving notice of, the Settlement to Current Mammoth Shareholders in the manner set forth in this paragraph. Within five (5) business days after the Court’s entry of an order by the Court preliminarily approving the settlement of the Derivative Action, Mammoth shall issue the Notice via a press release on GlobeNewswire, file with the SEC the Notice and Stipulation as exhibits to a Form 8-K, and post the Notice together with the Stipulation on the Investors page of Mammoth’s corporate website. The Notice will contain a link to the Investors page of Mammoth’s corporate website where the Notice and Stipulation will be posted, which posting will be maintained through the date of the Settlement Hearing. The Parties believe the manner of the notice procedures set forth in this paragraph constitute adequate and reasonable notice to Current Mammoth Shareholders pursuant to applicable law and due process.
3.3.Plaintiffs shall move the Court for final approval of the Settlement and the Fee and Expense Amount no later than thirty-five (35) calendar days after the Court’s entry of the Preliminary Approval Order.
3.4.Pending the Court’s determination as to final approval of the Settlement, Plaintiffs and Plaintiffs’ Counsel, and any Current Mammoth Shareholders, and/or any Person purporting to act on behalf of or derivatively for any of the foregoing or Mammoth, are barred and enjoined from filing, commencing, prosecuting, instigating, intervening in, participating in, or receiving any benefits or other relief from any other lawsuit, arbitration, or administrative, regulatory, or other proceeding (including a motion or complaint in intervention in any such action or proceeding if the person or entity filing such motion or complaint in intervention purports to be acting as, on behalf of, for the benefit of, or derivatively for any of the above persons or entities) or order, in any jurisdiction, forum, court, or tribunal as to the Released Persons based on or relating in any way to the Released Claims.

4.Releases
4.1.Upon the Effective Date, to the extent Plaintiffs, Plaintiffs’ Counsel, and each of the Current Mammoth Shareholders possess any of the Released Claims derivatively, Plaintiffs, Plaintiffs’ Counsel, and each of the Current Mammoth Shareholders (solely in their capacity as Mammoth Shareholders) shall be deemed to have, and by operation of the Judgment shall have, fully, finally, and forever released, relinquished, and discharged the Released Claims (including Unknown Claims) against the Released Persons. Plaintiffs, Plaintiffs’ Counsel, and each of the Current Mammoth Shareholders (solely in their capacity as Mammoth Shareholders) shall be deemed to have, and by operation of the Judgment shall have, covenanted not to sue any Released Person with respect to any Released Claims (including Unknown Claims), to the extent Plaintiffs, Plaintiffs’ Counsel, and each of the Current Mammoth Shareholders possess the Released Claims derivatively, and shall be permanently barred and enjoined from instituting, commencing or prosecuting the Released Claims, to the extent Plaintiffs, Plaintiffs’ Counsel, and each of the Current Mammoth Shareholders possess the Released Claims derivatively, against the Released Persons except to enforce the releases and other terms and conditions contained in this Stipulation and/or the Judgment entered pursuant thereto.
4.2.Upon the Effective Date, Mammoth, shall be deemed to have, and by operation of the Judgment shall have, fully, finally, and forever released, relinquished, and discharged the Released Claims (including Unknown Claims) against the Released Persons. Mammoth shall be deemed to have, and by operation of the Judgment shall have, covenanted not to sue any Released Person with respect to any Released Claims (including Unknown Claims), and shall be permanently barred and enjoined from instituting, commencing or prosecuting the Released

Claims against the Released Persons except to enforce the releases and other terms and conditions contained in this Stipulation and/or the Judgment entered pursuant thereto.
4.3.Upon the Effective Date, each of the Released Persons shall be deemed to have, and by operation of the Judgment shall have, fully, finally, and forever released, relinquished, and discharged each and all of Plaintiffs and their beneficiaries and their Related Persons, Plaintiffs’ Counsel and their Related Persons, Mammoth, and each of the Current Mammoth Shareholders (solely in their capacity as Mammoth Shareholders) from Defendants’ Released Claims. The Released Persons shall be deemed to have, and by operation of the Judgment shall have, covenanted not to sue Plaintiffs or their beneficiaries or their Related Persons, Plaintiffs’ Counsel or their Related Persons, Mammoth, and each of the Current Mammoth Shareholders (solely in their capacity as Mammoth Shareholders) with respect to any Defendants’ Released Claims, and shall be permanently barred and enjoined from instituting, commencing or prosecuting Defendants’ Released Claims against Plaintiffs and their beneficiaries and their Related Persons, Plaintiffs’ Counsel and their Related Persons, Mammoth, and each of the Current Mammoth Shareholders (solely in their capacity as Mammoth Shareholders) except to enforce the releases and other terms and conditions contained in this Stipulation and/or the Judgment entered pursuant thereto. However, nothing herein shall in any way release, waive, impair, or restrict any claims or rights in any forum asserted by, between or amongst, Mammoth and any of the Defendants.
4.4.Nothing herein shall in any way release, waive, impair, or restrict the rights of any of the Parties to enforce the terms of the Stipulation.

4.5.Nothing herein shall release any claims that were asserted in, or could arise from, a plan of reorganization confirmed in, the ongoing bankruptcy proceedings of Gulfport Energy Corporation, Case No. 20-35562 (S.D. Tex.).
5.Plaintiff’s Counsel’s Attorneys’ Fees and Expenses
5.1.Only after agreeing in principle to the material terms of the Settlement, the Parties negotiated at arm’s-length the attorneys’ fees and reimbursement of expenses to be paid to Plaintiffs’ Counsel. The Parties agreed that the Individual Defendants shall cause their insurers to pay to Plaintiffs’ Counsel the Fee and Expense Amount totaling five hundred thousand dollars ($500,000), based on the substantial benefit that will be conferred upon the Company and its shareholders by Mammoth’s Monetary Benefit and Corporate Governance Reforms provided by the Settlement. Plaintiffs’ Counsel shall only be entitled to the Fee and Expense Award. The Fee and Expense Award shall cover all fees and expenses for all of Plaintiffs’ Counsel in the Derivative Action.
5.2.Plaintiffs, for their efforts in the Derivative Action, shall request Service Awards of two thousand dollars ($2,000) each to be paid out of the Fee and Expense Award. Defendants do not object to the requested Service Awards. The failure of the Court to approve any requested service award, in whole or in part, shall have no effect on the Settlement. Defendants have no responsibility for, and no liability whatsoever, with respect to any portion of the Service Awards.
5.3.The agreed to attorneys’ fees paid to Plaintiffs’ Counsel as part of the Settlement does not diminish the Cash Payment, as the Fee and Expense Amount comprises a separate payment from the Individual Defendants’ insurers.
5.4.The Fee and Expense Amount shall be paid into The Brown Law Firm, P.C.’s escrow account (the “Escrow Account”) within ten (10) business days after both (i) the Court enters the Preliminary Approval Order, and (ii) Plaintiffs’ Counsel provides Defendants’ Counsel information necessary to effectuate a transfer of funds to the Escrow Account, including but not limited to, wire transfer instructions, payment address, and a complete and executed Form W-9 that reflects a valid tax identification number. Defendants’ Counsel shall have no responsibility whatsoever for, nor bear any risk or liability with respect to, the Escrow Account, its operation, and any taxes (including, but not limited to, the preparation, filing, or non-filing of tax returns) or expenses incurred in connection with the Escrow Account. Plaintiffs’ Counsel shall be solely responsible for any administrative costs associated with the Escrow Account as well as the filing of all informational and other tax returns with the Internal Revenue Service, or any other state or local taxing authority, as may be necessary or appropriate.
5.5.The Fee and Expense Amount shall remain in the Escrow Account until the entry of the Judgment, at which time the Fee and Expense Award (i.e., the amount of the Fee and Expense Amount approved by the Court) shall be immediately releasable to Plaintiffs’ Counsel, notwithstanding the existence of any timely filed objections thereto or potential for appeal therefrom, or collateral attack on the Settlement or any part thereof. For avoidance of doubt, should the Court order a Fee and Expense Award to Plaintiffs’ Counsel in an amount less than the agreed Fee and Expense Amount prior to, or at the time of, entry of the Judgment, then only the Court-approved amount shall be released to Plaintiffs’ Counsel. Any amount remaining in the Escrow Account shall be returned to the Individual Defendants’ insurers within twenty (20) calendar days of entry of the Judgment or a final judgment after any appeal is concluded.
5.6.Payment of the Fee and Expense Award shall constitute final and complete payment for Plaintiffs’ Counsel’s attorneys’ fees and expenses that have been incurred or will be incurred in connection with the filing and prosecution of the Derivative Action and the resolution of the claims alleged therein. The failure of the Court to approve the full amount of the requested Fee and Expense Amount shall have no effect on the Settlement. Mammoth, Defendants and Defendants’ Counsel shall have no responsibility for, and no liability whatsoever with respect to, the allocation or distribution of the Fee and Expense Award amongst Plaintiffs’ Counsel and/or any other Person who may assert some claim thereto. Mammoth and Defendants shall have no obligation to make any payment to any Person other than the payment of the Fee and Expense Amount to the Escrow Account provided in Section IV, ¶ 5.4 herein. Upon payment of the Fee and Expense Award ordered by the Court, Mammoth, Defendants and the Individual Defendants’ insurers shall be discharged from any further liability for payment of Plaintiffs’ attorneys’ fees, costs or expenses in the Derivative Action.
5.7.If for any reason any condition in Section IV, ¶ 6.1 is not met and the Effective Date of the Stipulation does not occur, if the Stipulation is in any way cancelled or terminated, or if the Judgment is reversed on appeal, then each of Plaintiffs’ Counsel and their successors shall be obligated to repay, within twenty (20) calendar days after written notification of such an event, the amount of the Fee and Expense Award that they received. In the event of any failure to obtain final approval of the full amount of the Fee and Expense Amount, or upon any appeal and/or further proceedings on remand, or successful collateral attack, which results in the Judgment or the Fee and Expense Award being overturned or substantially modified, each of Plaintiffs’ Counsel and their successors shall be obligated to repay, within twenty (20) calendar days, the portion of the Fee and Expense Award that they received and that was ultimately not awarded to Plaintiffs’ Counsel. Plaintiffs’ Counsel, as a condition of receiving any part of the Fee and Expense Amount, on behalf of themselves and each partner and/or shareholder of them, agrees that Plaintiffs’ Counsel and their partners and/or shareholders are subject to the jurisdiction of the Court for the purpose of enforcing the provisions of this paragraph.
5.8.Except as otherwise provided in this Stipulation, each of the Parties shall bear his, her, or its own costs and attorneys’ fees.
6.Conditions of Settlement, Effect of Disapproval, Cancellation, or Termination
6.1.The Effective Date of the Stipulation shall be conditioned on the occurrence of all of the following events:
(i)the entry of the Preliminary Approval Order;
(ii)the Court’s entry of the Judgment;
(iii)the payment of the Fee and Expense Award ordered by the Court in accordance with Section IV, ¶ 5 herein; and
(iv)the Judgment has become Final.
6.2.If any of the conditions specified in Section IV, ¶ 6.1 are not met, then the Stipulation shall be cancelled and terminated subject to Section IV, ¶ 6.4, and Plaintiffs, Mammoth, and Defendants shall be restored to their respective positions in the Derivative Action as of May 14, 2021 unless Plaintiffs’ Counsel and Defendants’ Counsel mutually agree in writing to proceed with the Stipulation.
6.3.Each of the Parties shall have the right to terminate the Settlement by providing written notice of his, her, or its election to do so to all other Parties within twenty (20) calendar days of the date on which: (i) the Court refuses to approve this Stipulation, or the terms contained herein, in any material respect; (ii) the Preliminary Approval Order is not entered in substantially the form attached as Exhibit C hereto; (iii) the Judgment is not entered in substantially the form attached as Exhibit D hereto; (iv) the Judgment is reversed or substantially modified on appeal, reconsideration, or otherwise; (v) the payment of the Fee and Expense Amount in accordance with Section IV, ¶ 5.4 herein is not made; or (vi) the Effective Date of the Settlement cannot otherwise occur; except that such termination shall not be effective unless and until the terminating Party has, within twenty (20) calendar days of the date of the termination event provided notice to all other Parties, attempted in good faith to confer with the other Parties and/or to participate in a mediation session with the Mediator and the other Parties to attempt to remedy the issue. Any order or proceeding relating to the Fee and Expense Award, or any appeal from any order relating thereto or reversal or modification thereof, shall not operate to cancel the Stipulation, allow for the termination of the Settlement, or affect or delay the finality of the Judgment approving the Settlement.
6.4.In the event that the Stipulation is not approved by the Court, or the Settlement is terminated for any reason, including pursuant to Section IV, ¶ 6.3 above, Plaintiffs and the Defendants shall be restored to their respective positions as of May 14, 2021, and all negotiations, proceedings, documents prepared and statements made in connection herewith shall be without prejudice to the Parties, shall not be deemed or construed to be an admission by any of the Parties of any act, matter, or proposition, and shall not be used in any manner for any purpose in any subsequent proceeding in the Derivative Action or in any other action or proceeding. In such event, the terms and provisions of the Stipulation, with the exception of Section IV, ¶¶ 1, 2.2 (only in so far as it provides for the reversion of the Cash Payment), 5.7, 6.4, 7.6-7.22 herein, shall have no further force and effect with respect to the Parties and shall not be used in the Derivative Action or in any other proceeding for any purpose, and any judgment or orders entered by the Court in accordance with the terms of the Stipulation shall be treated as vacated, nunc pro tunc.
7.Miscellaneous Provisions
7.1.The Parties: (i) acknowledge that it is their intent to consummate this Stipulation; and (ii) agree to cooperate to the extent reasonably necessary to effectuate and implement all terms and conditions of the Stipulation and to exercise their best efforts to accomplish the foregoing terms and conditions of the Stipulation. To the extent the Parties are unable to reach agreement concerning such best efforts, any Party may refer the matter to the Mediator by way of expedited telephonic mediation. If unsuccessful, then by way of a final, binding, non-appealable resolution, with the fees and expenses of the Mediator to be divided equally between Plaintiffs on the one hand, and Mammoth and Defendants on the other.
7.2.All motions and discovery in the Derivative Action shall be stayed until the Court adjudicates the final approval of the proposed Settlement.
7.3.Except as otherwise provided herein, any sale, merger, bankruptcy, or change-in-control of Mammoth shall not void this Stipulation, which shall run to the Parties’ respective successors-in-interest, as applicable.
7.4.The Parties intend this Settlement to be a final and complete resolution of all disputes between them with respect to the Derivative Action. The Settlement compromises claims that are contested and shall not be deemed an admission by any Party as to the merits of any claim, allegation, or defense. The Parties agree that the terms of the Settlement were negotiated in good faith and at arm’s-length by the Parties and reflect a settlement that was reached voluntarily based upon adequate information and after consultation with competent legal counsel. The Parties shall not take the position that the litigation was brought or defended in bad faith. The Parties and their respective counsel agree that, throughout the course of the litigation, all Parties and their counsel complied with Rule 11 of the Federal Rules of Civil Procedure in connection with the maintenance, prosecution, defense, and settlement of the Derivative Action and shall not make any application for sanctions, pursuant to Rule 11 or other court rule or statute, with respect to any claim or defense in the Derivative Action.
7.5.While maintaining their positions that the claims and defenses asserted in the Derivative Action are meritorious, Plaintiffs, Plaintiffs’ Counsel, Mammoth, Defendants, and Defendants’ Counsel, shall not make any public statements or statements to the media (whether or not for attribution) that disparage the other’s business, conduct, or reputation, or that of their counsel, connected to the Derivative Action. Notwithstanding the foregoing, each of the Parties reserves his, her, or its right to rebut, in a manner that such party determines to be reasonable and appropriate, any contention made in any public forum that the Derivative Action was brought or defended in bad faith or without a reasonable basis.
7.6.Mammoth and each of the Defendants expressly deny and continue to deny all allegations of wrongdoing or liability against himself, herself, or itself arising out of any conduct, statements, acts, or omissions alleged, or which could have been alleged, in the Derivative Action. Whether or not the Settlement is approved by the Court, and whether or not the Settlement is consummated, the fact and terms of this Stipulation, including any exhibits attached hereto, all proceedings in connection with the Settlement, and any act performed or document executed pursuant to or in furtherance of the Stipulation or the Settlement:
a)shall not be offered, received, or used in any way against the Parties as evidence of, or be deemed to be evidence of, a presumption, concession, or admission by any of the Parties with respect to the truth of any fact alleged by Plaintiffs or the validity, or lack thereof, of any claim that has been or could have been asserted in the Derivative Action or in any litigation, or the deficiency, infirmity, or validity of any defense that has been or could have been asserted in the Derivative Action or in any litigation, or of any fault, wrongdoing, negligence, or liability of any of the Released Persons;
b)shall not be offered, received, or used in any way against any of the Released Persons as evidence of, or be deemed to be evidence of, a presumption, concession, or admission of any fault, misrepresentation or omission with respect to any statement or written document approved, issued, or made by any Released Person;
c)shall not be offered, received, or used in any way against any of the Released Persons as evidence of, or be deemed to be evidence of, a presumption, concession, or admission of any liability, fault, negligence, omission or wrongdoing, or in any way referred to for any other reason as against the Released Persons, in any arbitration proceeding or other civil, criminal, or administrative action or proceeding in any court, administrative agency, or other tribunal; and
d)shall not be offered, received, or used in any way against Plaintiffs or Plaintiffs’ Counsel as evidence of, or be deemed to be evidence of, a presumption, concession, or admission that any of Plaintiffs’ claims are without merit or that Plaintiffs would not have been able to prevail on his claims at trial.
7.7.Neither this Stipulation nor the Settlement, nor any act performed or document executed pursuant to or in furtherance of this Stipulation, or the Settlement, shall be admissible in any proceeding for any purpose except to enforce the terms of the Settlement; provided, however, that the Released Persons may refer to the Settlement, and file the Stipulation and/or the Judgment, in any action that may be brought against them to effectuate the liability protections granted them hereunder, including, without limitation, to support a defense or claim based on principles of res judicata, collateral estoppel, full faith and credit, release, standing, good faith settlement, judgment bar or reduction or any other theory of claim preclusion or issue preclusion or similar defense or claim under U.S. federal or state law or foreign law.
7.8.The exhibits to the Stipulation are material and integral parts hereof and are fully incorporated herein by this reference.
7.9.The Stipulation may be amended or modified only by a written instrument signed by or on behalf of all the Parties or their respective successors-in-interest. After prior notice to the Court, but without further order of the Court, the Parties may agree to reasonable extensions of time to carry out any provisions of this Stipulation.
7.10.This Stipulation and the exhibits attached hereto represent the complete and final resolution of all disputes among the Parties with respect to the Derivative Action, constitute the entire agreement among the Parties, and supersede any and all prior negotiations, discussions, agreements, or undertakings, whether oral or written, with respect to such matters.
7.11.The waiver by one party of any breach of the Settlement by any other party shall not be deemed a waiver of any other prior or subsequent breach of the Settlement. The provisions of the Settlement may not be waived except by a writing signed by the affected party, or counsel for that party.
7.12.The headings in the Stipulation and its exhibits are used for the purpose of convenience only and are not meant to have legal effect.

7.13.Each counsel or other Person executing the Stipulation or its exhibits on behalf of any of the Parties hereby warrants that such Person has the full authority to do so. The Stipulation and the Settlement shall be binding upon, and inure to the benefit of, the successors and assigns of the Parties and the Released Persons.
7.14.The Stipulation and the exhibits attached hereto shall be considered to have been negotiated, executed, and delivered, and to be wholly performed, in the State of Delaware and the rights and obligations of the Parties to the Stipulation shall be construed and enforced in accordance with, and governed by, the internal, substantive laws of the State of Delaware without giving effect to that State’s choice of law principles. No representations, warranties, or inducements have been made to any party concerning the Stipulation or its exhibits other than the representations, warranties, and covenants contained and memorialized in such documents.
7.15.This Stipulation shall not be construed more strictly against one Party than another merely by virtue of the fact that it, or any part of it, may have been prepared by counsel for one of the Parties, it being recognized that it is the result of arm’s-length negotiations among the Parties and all Parties have contributed substantially and materially to the preparation of this Stipulation.
7.16.All agreements made and orders entered during the course of the Derivative Action relating to the confidentiality of information and documents shall survive this Stipulation.
7.17.Nothing in this Stipulation, or the negotiations or proceedings relating to the Settlement, is intended to or shall be deemed to constitute a waiver of any applicable privilege or immunity, including, without limitation, the attorney-client privilege, the joint defense privilege, the accountants’ privilege, or work product immunity; further, all information and documents transmitted between the Parties in connection with the Settlement shall be kept confidential and shall be inadmissible in any proceeding in any U.S. federal or state court or other tribunal or otherwise, in accordance with Rule 408 of the Federal Rules of Evidence as if such Rule applied in all respects in any such proceeding or forum.
7.18.The Parties intend that the Court retain jurisdiction for the purpose of effectuating and enforcing the terms of the Settlement, and the Parties and their Counsel hereby submit to the jurisdiction of the Court for the purposes of implementing and enforcing this Stipulation and Settlement.
7.19.Except as otherwise provided herein, the Stipulation shall be binding upon, and inure to the benefit of, the successors and assigns of the Parties and their respective Related Persons.
7.20.Any notice required by this Stipulation (other than that set forth in Section IV,
¶ 3.2) shall be submitted by overnight mail and e-mail to each of the signatories below.
7.21.The Stipulation may be executed in one or more counterparts, including by signature transmitted via facsimile, or by a .pdf/.tif image of the signature transmitted via e-mail, or electronic signature. All executed counterparts and each of them shall be deemed to be one and the same instrument.
7.22.In the event that any part of the Settlement is found to be unlawful, void, unconscionable, or against public policy by a court of competent jurisdiction, the remaining terms and conditions of the Settlement shall remain intact.
IN WITNESS WHEREOF, the Parties hereto have caused the Stipulation to be executed, by their duly authorized attorneys, dated as of October 5, 2021.

ABRAMS & BAYLISS LLP

/s/ Michael A. Barlow_________
Michael A. Barlow (#3928)
Matthew L. Miller (#5837)
20 Montchanin Road, Suite 200
Wilmington, Delaware 19807
(302) 778-1000
barlow@abramsbayliss.com
miller@abramsbayliss.com

Attorneys for Defendants Arty Straehla and Mark Layton and Nominal Defendant Mammoth Energy Services, Inc.

OF COUNSEL:

QUINN EMANUEL URQUHART & SULLIVAN, LLP
Michael B. Carlinsky
Jacob J. Waldman
51 Madison Avenue, 22nd Floor
New York, New York 10010
(212) 849-7000
michaelcarlinsky@quinnemanuel.com
jacobwaldman@quinnemanuel.com

Harry A. Olivar, Jr.
865 S. Figueroa St., 10th Floor
Los Angeles, California 90017
(213) 443-3000
harryolivar@quinnemanuel.com

FARNAN LLP

/s/ Brian E. Farnan___________
Brian E. Farnan (#4089)
Michael J. Farnan (#5165)
919 N. Market Street, 12th Floor
Wilmington, Delaware 19801
(302) 777-0300
bfarnan@farnanlaw.com
mfarnan@farnanlaw.com

Liaison Counsel for Plaintiffs

ROSS ARONSTAM & MORITZ LLP

/s/ Bradley R. Aronstam________
Bradley R. Aronstam (#5129)
100 S. West Street, Suite 400
Wilmington, Delaware 19801
(302) 576-1603
baronstam@ramllp.com
asteadman@ramllp.com

Attorneys for Defendants Arthur Amron, Paul V. Heerwagen IV, Marc McCarthy, Jim Palm, Matthew Ross, Arthur Smith, Gulfport Energy Corporation, and Wexford Capital LP

OF COUNSEL:

LATHAM & WATKINS LLP
James E. Brandt
Jason C. Hegt
1271 Avenue of the Americas
New York, New York 10020
(212) 906-1200
james.brandt@lw.com
jason.hegt@lw.com

THE ROSEN LAW FIRM, P.A.
Phillip Kim
Erica Stone
Nick Manningham
275 Madison Avenue, 40th Floor
New York, New York 10016
(212) 686-1060
pkim@rosenlegal.com
estone@rosenlegal.com
nmanningham@rosenlegal.com

THE BROWN LAW FIRM, P.C.
Timothy Brown
Saadia Hashmi
767 Third Avenue, Suite 2501
New York, New York 10017
(516) 922-5427
tbrown@thebrownlawfirm.net
shashmi@thebrownlawfirm.net

LEVI & KORSINSKY, LLP
Gregory M. Nespole
55 Broadway, 10th Floor
New York, New York 10006
(212) 363-7500
gnespole@zlk.com

Co-Lead Counsel for Plaintiffs

EXHIBIT A

CORPORATE GOVERNANCE REFORMS
1.DIRECTOR EDUCATION
The Company shall pay for each independent member of the Board of Directors (“Board”) of Mammoth Energy Services, Inc. (the “Company”) to attend four (4) hours annually of continuing education programs designed for directors of publicly-traded companies.
2.ENHANCED COMPLIANCE OFFICER DUTIES
In addition to his existing duties, the Company’s Compliance Officer:
(a)shall make a presentation to the entire Board at least quarterly per fiscal year including a summary description of any significant revisions to compliance policies, trainings conducted, complaints received, material communications with regulators, and significant warnings or other actions taken with respect to any Company personnel; and
(b)shall distribute a written report to the Board listing all contracts exceeding $500,000.00 USD involving government counterparties at least twice per fiscal year.
3.BOARD MONITORING OF INTERNAL CONTROLS AND REPORTING4
The outside consultant the Company has engaged to test and monitor its internal controls over financial reporting shall make a presentation to the Company’s Audit Committee at least annually, and such presentations shall include discussion of any identified fraud risks and other risks due to weaknesses or deficiencies in internal controls.
4.ENHANCED DISCLOSURE COMMITTEE REPORTING
The Company’s Disclosure Committee (which is a management-level committee responsible for preparing the Company’s public disclosures) shall make a presentation to the entire Board at least quarterly per fiscal year, together with written documentation, regarding complex disclosure issues considered by the Disclosure Committee.
5.REVISITING POLICIES ANNUALLY
The Company shall revisit and review on an annual basis all corporate governance and ethics policies, including but not limited to the Code of Business Conduct and Ethics, the Whistleblower Policy, and the Insider Trading Policy, and consider, in good faith, whether additional terms or revisions may be implemented.
4 Following the parties’ agreement in principle to this Derivative Action, the Company began implementing this reform, and intends to continue implementing this reform regardless of whether the Court approves the Settlement.

6.COMPANY TRANSPARENCY
To the extent consistent with the Company’s committees and the documents governing the Company, the Company shall make its written policies concerning governance and ethics available on the Company’s internal website.

EXHIBIT B

IN THE UNITED STATES DISTRICT COURT
FOR THE DISTRICT OF DELAWARE

In Re Mammoth Energy Services, Inc. Consolidated Stockholder Litigation	No. 19 Civ. 1682 (RGA)

NOTICE OF PROPOSED SETTLEMENT OF DERIVATIVE ACTION

TO:     ALL OWNERS OF MAMMOTH ENERGY SERVICES, INC. (“MAMMOTH” OR THE “COMPANY”) COMMON STOCK (TICKER SYMBOL: TUSK) AS OF OCTOBER 5, 2021, WHO CONTINUE TO OWN SUCH SHARES THROUGH NOVEMBER 3, 2021 (“CURRENT MAMMOTH SHAREHOLDERS”).

PLEASE READ THIS NOTICE CAREFULLY AND IN ITS ENTIRETY. THIS NOTICE RELATES TO A PROPOSED SETTLEMENT AND DISMISSAL OF STOCKHOLDER DERIVATIVE LITIGATION AND CONTAINS IMPORTANT INFORMATION REGARDING YOUR RIGHTS.

IF THE COURT APPROVES THE SETTLEMENT AND DISMISSAL OF THE DERIVATIVE ACTION, MAMMOTH AND MAMMOTH’S SHAREHOLDERS WILL BE FOREVER BARRED FROM CONTESTING THE APPROVAL OF THE PROPOSED SETTLEMENT AND FROM PURSUING RELEASED CLAIMS.

THIS ACTION IS NOT A “CLASS ACTION.” THUS, THERE IS NO COMMON FUND UPON WHICH YOU CAN MAKE A CLAIM FOR A MONETARY PAYMENT.

Note: The date and time of the Settlement Hearing may change and/or it may be held by teleconference or videoconference, without further written notice. You should monitor the Court’s docket before making plans to participate in the Settlement Hearing. You may also confirm the date, time, and method of the Settlement Hearing by viewing the Investors page of the Company’s website, ir.mammothenergy.com.

PLEASE TAKE NOTICE that this action is being settled on the terms set forth in a Stipulation and Agreement of Settlement, dated October 5, 2021 (the “Stipulation”). The purpose of this Notice is to inform you of:
•    the existence of the above-captioned consolidated derivative action (“Derivative Action”),
•    the proposed settlement between Plaintiffs5 and Defendants reached in the Derivative Action (the "Settlement"),
•    the hearing to be held by the Court to consider the fairness, reasonableness, and adequacy of the Settlement,
5 All capitalized terms used in this notice, unless otherwise defined herein, are defined as set forth in the Stipulation.

•    Plaintiffs’ Counsel’s application for fees and expenses, and
•    Plaintiffs’ Service Awards.

This Notice describes what steps you may take in relation to the Settlement. This Notice is not an expression of any opinion by the Court about the truth or merits of Plaintiffs’ claims or Defendants’ defenses. This Notice is solely to advise you of the proposed Settlement of the Derivative Action and of your rights in connection with the proposed Settlement.

Summary

On October 5, 2021, Plaintiffs Aaron Randall, Mohammad Shaer, and Christopher Jones (collectively, “Plaintiffs”); Nominal Defendant Mammoth; Defendants Arty Straehla, Mark Layton, Arthur Amron, Paul V. Heerwagen IV, Marc McCarthy, Jim Palm, Matthew Ross, and Arthur Smith (collectively, the “Individual Defendants”); and Defendants Gulfport Energy Company (“Gulfport”) and Wexford Capital LP (“Wexford”) (collectively with the Individual Defendants, the “Defendants”) entered into the Stipulation in the Derivative Action, filed derivatively on behalf of Mammoth, in the United States District Court for the District of Delaware (the “Court”) against the Individual Defendants, Gulfport and Wexford. The Settlement, as documented in the Stipulation, subject to the approval of the Court, is intended by the Parties to fully, finally, and forever compromise, resolve, discharge, and settle the Released Claims and to result in the complete dismissal of the Derivative Action with prejudice, upon the terms and subject to the conditions set forth in the Stipulation.

The terms of the proposed Settlement include: (1) The Individual Defendants shall cause their insurers to pay one million five hundred thousand dollars ($1,500,000) to Mammoth, which Mammoth shall use for general corporate purposes; and (2) Mammoth’s agreement to adopt and/or continue to implement the corporate governance enhancements that are set forth in detail in Exhibit A to the Stipulation. Additionally, the Individual Defendants shall cause their insurers to pay, subject to Court approval, a separate payment of five hundred thousand dollars ($500,000) to Plaintiffs’ Counsel for their attorneys’ fees and expenses (the “Fee and Expense Amount”) based on the substantial benefit that will be conferred upon the Company and its shareholders by the settlement consideration. Plaintiffs’ Counsel shall be entitled to the Fee and Expense Amount to the extent it is approved by the Court (the “Fee and Expense Award”). Plaintiffs, for their efforts in the Derivative Action, shall request Service Awards of two thousand dollars ($2,000) each to be paid out of the Fee and Expense Award.

This Notice is a summary only and does not describe all of the details of the Stipulation. For full details of the matters discussed in this summary, please see the full Stipulation posted on the Investors page of the Company’s website, ir.mammothenergy.com, contact Plaintiffs’ Counsel at the addresses listed below, or inspect the full Stipulation filed with the Clerk of the Court.

What is the Lawsuit About?
    Mammoth is an energy services and infrastructure company serving the electric utility and the oil and gas industries in North America and US territories. In October 2017, Mammoth’s indirect subsidiary, Cobra Acquisitions, LLC, (“Cobra”) executed the first of two master services agreements with the Puerto Rico Electric Power Authority (“PREPA”) to provide services in connection with restoring power to Puerto Rico’s three million people in the wake of September 2017’s Hurricane Maria. The first contract, dated October 19, 2017, was amended several times and ultimately valued at up to $945 million. (See Consolidated Amended Complaint, D.I. 17 (“CAC”) ¶¶ 5-7). The second contract, dated May 29, 2018, was valued at up to $900 million. (See CAC ¶ 8). The CAC alleges that then-President of Cobra, Donald Keith Ellison, provided former Federal Emergency Management Agency (“FEMA”) Deputy Regional Administrator, Ahsha Nateef Tribble, with items including airfare, transportation, hotel rooms, meals, entertainment expenses, and employment for another FEMA employee, Jovanda Patterson, in exchange for Dr. Tribble’s steering of recovery work under the PREPA Contracts to Cobra. (CAC ¶¶ 99-104).
    The allegations were first reported in late May and early June 2019 in articles published by The Wall Street Journal, which reported that the U.S. Department of Homeland Security (“DHS”) Inspector General was investigating Dr. Tribble’s interactions with Cobra, and subsequently that the FBI opened a criminal inquiry. (CAC ¶¶ 93, 95). Following these reports, plaintiffs filed three securities class action complaints in the United States District Court for the Western District of Oklahoma alleging violations of Sections 10(b) and 20(a) of the Securities Exchange Act of 1934. These actions were later consolidated as In re Mammoth Energy Servs., Inc. Sec. Litig., No. 19 Civ. 00522 (W.D. Okla. 2019) (the “Securities Class Action”). Then, on September 3, 2019, the U.S. Attorney’s Office for the District of Puerto Rico filed an indictment, unsealed on September 10, 2019, against Mr. Ellison, Dr. Tribble, and Ms. Patterson related to the PREPA Contracts. (CAC ¶¶ 20-22). Two days after the U.S. Attorney’s Office announced the indictment, Plaintiffs brought the first of three derivative actions based on the conduct described in the Securities Class Action and the indictments in this Court. These three actions were eventually consolidated as In re Mammoth Energy Services, Inc. Consolidated Stockholder Litigation, No. 19 Civ. 1682 (D. Del. 2019), which consolidated action is referred to herein as the Derivative Action.

    The Defendants here are certain of Mammoth’s current and former directors and officers and two of their largest shareholders. Plaintiffs allege that Defendants breached their fiduciary duties to Mammoth by: (i) failing to implement a reasonable, relevant, meaningful, and well-constituted system of internal controls, (CAC ¶ 226), which allowed or caused the Company to: (a) engage in the alleged misconduct relating to the PREPA Contracts, (b) make false and misleading statements, and (c) fail to rectify the alleged misconduct or correct the alleged false and misleading statements and omissions, (CAC ¶¶ 256-81); (ii) being unjustly enriched at Mammoth’s expense and wasting corporate assets (CAC ¶¶ 282-290); and/or (iii) engaging in trading in Mammoth securities while in possession of material, non-public information regarding the Company’s involvement in the alleged misconduct. (CAC ¶¶ 273, 275, 297). Plaintiffs also allege that Defendants violated Sections 14(a) and 20(a) of the Securities Exchange Act of 1934 by causing the Company to file Proxy Statements on April 25, 2018 and April 26, 2019 that were false and misleading and were control persons of primary Exchange Act violators, respectively. (CAC ¶¶ 256-68).

    The Defendants and Mammoth deny, and continue to deny, each and every allegation of wrongdoing or liability arising out of or relating in any way to the events, conduct, statements, acts, or omissions alleged in the Derivative Action. The Defendants further assert that, at all times, they acted in good faith, and in a manner they reasonably believed to be and that was in the best interests of Mammoth and Mammoth’s stockholders. In particular, Defendants have argued that Mammoth maintained robust internal controls during the relevant period and that they did not know, and could not reasonably have known, of the allegations regarding Mr. Ellison. In addition, Defendants and Mammoth argue that multiple government reports released since the filing of the Derivative Action confirm that there were no irregularities in either the terms of the PREPA Contracts or the process by which they were awarded, each of which Defendants believe are fatal to the claims asserted in this case. In sum, the Defendants assert and continue to believe that they have meritorious defenses to the claims in the Derivative Action.

Why is there a Settlement?
The Court has not decided in favor of Defendants or Plaintiffs. Instead, both sides agreed to the Settlement to avoid the distraction, costs, and risks of further litigation, and because the Settlement, including the cash that will be paid by the Individual Defendants’ insurers and the corporate governance enhancements that the Company will adopt and/or continue to implement as part of the Settlement, provides a substantial benefit to, and is in the best interests of, Mammoth and its stockholders.
Defendants have entered into the Stipulation, without admitting or conceding any fault, liability, wrongdoing, or damage whatsoever, in order to avoid the risks inherent in any lawsuit and the burden and expense of further litigation.

The Settlement Hearing and Your Right to Object to the Settlement
On October 28, 2021, the Court entered an order preliminarily approving the Stipulation and the Settlement contemplated therein (the “Preliminary Approval Order”) and providing for the notice of the Settlement to be made to Current Mammoth Shareholders. The Preliminary Approval Order further provides that the Court will hold a hearing (the “Settlement Hearing”) on January 7, 2022 at 11:00 a.m. before the Honorable Richard G. Andrews, U.S. District Court, District of Delaware, J. Caleb Boggs Federal Building, 844 N. King Street, Room 6325, Wilmington, DE 19801-3555, to among other things: (i) determine whether the proposed Settlement is fair, reasonable and adequate and in the best interests of the Company and its stockholders; (ii) consider any objections to the Settlement submitted in accordance with this Notice; (iii) determine whether a judgment should be entered dismissing all claims in the Derivative Action with prejudice, and releasing the Released Claims against the Released Persons; (iv) consider the agreed-to Fee and Expense Amount to Plaintiffs’ Counsel of attorneys’ fees and the reimbursement of expenses; (v) consider the Service Awards to Plaintiffs, which shall be funded from the Fee and Expense Award; and (vi) consider any other matters that may properly be brought before the Court in connection with the Settlement.

The Court may, in its discretion, change the date and/or time of the Settlement Hearing without further notice to you. The Court also has reserved the right to hold the Settlement Hearing telephonically or via videoconference without further notice to you. If you intend to attend the Settlement Hearing, please consult the Court’s calendar or Investors page of the Company’s website, ir.mammothenergy.com, for any change in date, time or format of the Settlement Hearing.

Any Current Mammoth Shareholder who wishes to object to the fairness, reasonableness, or adequacy of the Settlement as set forth in the Stipulation, or to the proposed award of attorneys’ fees and expenses, may file with the Court a written objection. An objector must at least fourteen (14) calendar days prior to the Settlement Hearing: (1) filed with the Clerk of the Court a written objection to the Settlement setting forth (a) the nature of the objection, (b) proof of ownership of Mammoth common stock as of the date of the Stipulation and through the date of the objection, including the number of shares of Mammoth common stock held and the date of purchase, and (c) any and all documentation or evidence in support of such objection; and (2) if a Current Mammoth Shareholder intends to appear and requests to be heard at the Settlement Hearing, such shareholder must have, in addition to the requirements of (1) above, filed with the Clerk of the Court (a) a written notice of such shareholder’s intention to appear at the Settlement Hearing; (b) the identities of any witnesses the stockholder intends to call at the Settlement Hearing and a statement as to the subjects of their testimony; and (c) any and all evidence that would be presented at the Settlement Hearing. Any objector who does not timely file and serve a notice of intention to appear in accordance with this paragraph shall be foreclosed from raising any objection to the Settlement and shall not be permitted to appear at the Settlement Hearing, except for good cause shown.

IF YOU MAKE A WRITTEN OBJECTION, IT MUST BE ON FILE WITH THE CLERK OF THE COURT NO LATER THAN DECEMBER 24, 2021. The Clerk’s address is:

Office of the Clerk
United States District Court
844 North King St Unit 18
Wilmington, DE 19801-3570

YOU ALSO MUST DELIVER COPIES OF THE MATERIALS TO PLAINTIFFS’ COUNSEL AND DEFENDANTS’ COUNSEL SO THEY ARE RECEIVED NO LATER THAN DECEMBER 24, 2021. Counsel’s addresses are:

Counsel for Plaintiffs:

Phillip Kim THE ROSEN LAW FIRM, P.A. 275 Madison Avenue, 40th Floor New York, NY 10016	Timothy Brown THE BROWN LAW FIRM, P.C. 767 Third Avenue, Suite 2501 New York, New York 10017
Gregory M. Nespole
LEVI & KORSINSKY, LLP
55 Broadway, 10th Floor
New York, NY 10006

Counsel for Defendants:

Michael B. Carlinsky
Jacob J. Waldman
QUINN EMANUEL URQUHART & SULLIVAN, LLP

51 Madison Avenue, 22nd Floor
New York, NY 10010
(Counsel for the Company, Arty Straehla, and Mark Layton)

James E. Brandt
Jason C. Hegt
LATHAM & WATKINS LLP
1271 Avenue of the Americas
New York, NY 10020
(Counsel for the other Defendants)

    An objector may file an objection on his, her or its own or through an attorney hired at his, her or its own expense. If an objector hires an attorney to represent him, her or it for the purposes of making such objection, the attorney must serve a notice of appearance on the counsel listed above and file such notice with the Court no later than fourteen (14) calendar days before the Settlement Hearing. Any Mammoth Shareholder who does not timely file and serve a written objection complying with the above terms shall be deemed to have waived, and shall be foreclosed from raising, any objection to the Settlement, and any untimely objection shall be barred.

Any objector who files and serves a timely, written objection in accordance with the instructions above, may appear at the Settlement Hearing either in person or through counsel retained at the objector’s expense. Objectors need not attend the Settlement Hearing, however, in order to have their objections considered by the Court.

If you are a Current Mammoth Shareholder and do not take steps to appear in this action and object to the proposed Settlement, you will be bound by the Judgment of the Court and will forever be barred from raising an objection to such settlement in this Derivative Action and from pursuing any of the Released Claims.

    If you held Mammoth common stock as of October 5, 2021 and continue to hold such stock through the date of the Settlement Hearing, you may have certain rights in connection with the proposed Settlement. You may obtain further information by contacting counsel for Plaintiffs at: Gregory M. Nespole, Levi & Korsinsky, LLP, 55 Broadway, 10th Floor, New York, NY 10006, Telephone: (212) 363-7500, E-mail: gnespole@zlk.com; Phillip Kim, The Rosen Law Firm, P.A., 275 Madison Avenue, 40th Floor, New York, NY 10016, Telephone: (212) 686-1060, E-mail: pkim@rosenlegal.com; or Timothy Brown, The Brown Law Firm, P.C., 767 Third Avenue, Suite 2501, New York, New York 10017, Telephone: (516) 922-5427, E-mail: tbrown@thebrownlawfirm.net.

Please Do Not Call the Court, Mammoth, or Defendants with Questions About the Settlement.

EXHIBIT C

IN THE UNITED STATES DISTRICT COURT
FOR THE DISTRICT OF DELAWARE

In Re Mammoth Energy Services, Inc. Consolidated Stockholder Litigation	No. 19 Civ. 1682 (RGA)

ORDER PRELIMINARILY APPROVING DERIVATIVE SETTLEMENT AND PROVIDING FOR NOTICE
WHEREAS, the parties to the above-captioned shareholder derivative action (the “Derivative Action”) have made an application for an order: (i) preliminarily approving the Stipulation and Agreement of Settlement dated October 5, 2021 (the “Stipulation”), which, together with the exhibits annexed thereto, sets forth the terms and conditions for the proposed settlement and dismissal with prejudice of the Derivative Action; (ii) approving the manner and form of the notice of the Settlement to Current Mammoth Shareholders; and (iii) setting a date for the Settlement Hearing.
WHEREAS, all capitalized terms contained herein shall have the same meanings as set forth in the Stipulation (unless otherwise defined herein); and
WHEREAS, the Court has read and considered the Stipulation and the exhibits annexed thereto, and all the Parties have consented to the entry of this Order Preliminarily Approving Derivative Settlement and Providing for Notice (“Preliminary Approval Order”),
NOW THEREFORE, IT IS HEREBY ORDERED:
1.The Court does hereby preliminarily approve, subject to further consideration at the Settlement Hearing described below, the Stipulation and the settlement set forth therein (the “Settlement”), including the terms and conditions for settlement and dismissal with prejudice of the Derivative Action.

2.A hearing shall be held before this Court, the Honorable Richard G. Andrews, on January 7, 2022 at 11:00 a.m. (“Settlement Hearing”),6 at the United States District Court for the District of Delaware, J. Caleb Boggs Federal Building, 844 N. King Street, Room 6325, Wilmington, DE 19801-3555, to determine: (i) whether the terms and conditions of the Settlement are fair, reasonable, and adequate to Mammoth and Current Mammoth Shareholders and should be finally approved by the Court; (ii) whether the Judgment finally approving the Settlement, substantially in the form of Exhibit D attached to the Stipulation, should be entered, dismissing the Derivative Action with prejudice, and releasing and enjoining the prosecution of any and all Released Claims; and (iii) whether Plaintiffs’ Counsel’s Fee and Expense Amount and Plaintiffs’ Service Awards should be finally approved. At the Settlement Hearing, the Court may hear or consider such other matters as the Court may deem necessary and appropriate.
3.The Court approves, as to form and content, the Notice attached as Exhibit B to the Stipulation and finds that issuing the Notice in a press release on GlobeNewswire, filing with the Securities and Exchange Commission (“SEC”) the Notice and Stipulation and the exhibits thereto as exhibits to a Form 8-K, and posting the Notice together with the Stipulation and the exhibits thereto on the Investors page of Mammoth’s corporate website substantially in the manner and form set forth in this Preliminary Approval Order meets the requirements of due process, is the best notice practicable under the circumstances, and shall constitute due and sufficient notice to Current Mammoth Shareholders and all other Persons entitled thereto.
4.Not later than five (5) business days following entry of this Preliminary Approval Order, Mammoth shall issue the Notice in a press release on GlobeNewswire, file with the SEC the Notice and Stipulation and exhibits thereto as exhibits to a Form 8-K, and post the Notice
6 The Parties respectfully request that the Court schedule the Settlement Hearing about fifty-five days after the date that the Court enters the Preliminary Approval Order.

together with the Stipulation and the exhibits thereto on the Investors page of Mammoth’s corporate website. The Notice shall also refer to Mammoth’s website for more information, and will contain a link to the Investors page of Mammoth’s corporate website where the Notice and Stipulation and the exhibits thereto will be posted, which posting will be maintained through the date of the Settlement Hearing.
5.All costs incurred in providing the notice of the Settlement pursuant to paragraph 4 hereof shall be paid by Mammoth, and Mammoth shall undertake the administrative responsibility for such publication, filing, and posting of the notice of the Settlement.
6.All initial moving papers in support of the Settlement and the Fee and Expense Amount, including any Service Awards, shall be filed with the Court no later than thirty-five (35) calendar days after the Court’s entry of this Preliminary Approval Order.
7.Any Current Mammoth Shareholder may object and/or appear and show cause, if he, she, or it has any concern why the Settlement should not be finally approved as fair, reasonable, and adequate, why the Judgment should not be entered thereon, and/or why the Fee and Expense Amount and the Service Awards, should not be finally approved; provided, however, unless otherwise ordered by the Court, that no Current Mammoth Shareholder shall be heard or entitled to contest the approval of the terms and conditions of the Settlement, or, if approved, the Judgment to be entered thereon approving the same, or the Fee and Expense Amount and the Service Awards, unless that stockholder has, at least fourteen (14) days prior to the Settlement Hearing: (1) filed with the Clerk of the Court a written objection to the Settlement setting forth (a) the nature of the objection, (b) proof of ownership of Mammoth common stock as of the date of the Stipulation and through the date of the objection, including the number of shares of Mammoth common stock held and the date of purchase, and (c) any and all documentation or evidence in support of such objection; and (2) if a Current Mammoth Shareholder intends to appear and requests to be heard at the Settlement Hearing, such shareholder must have, in addition to the requirements of (1) above, filed with the Clerk of the Court (a) a written notice of such shareholder’s intention to appear at the Settlement Hearing; (b) the identities of any witnesses the stockholder intends to call at the Settlement Hearing and a statement as to the subjects of their testimony; and (c) any and all evidence that would be presented at the Settlement Hearing. If a Current Mammoth Shareholder files a written objection and/or written notice of intent to appear, such stockholder must also serve copies of such notice, proof, statement, and documentation, together with copies of any other papers or briefs such shareholder files with the Court (either by hand delivery or by first class mail) at least fourteen (14) calendar days prior to the Settlement Hearing upon each of the following:
Counsel for Plaintiffs:

Phillip Kim THE ROSEN LAW FIRM, P.A. 275 Madison Avenue, 40th Floor New York, NY 10016	Timothy Brown THE BROWN LAW FIRM, P.C. 767 Third Avenue, Suite 2501 New York, New York 10017
Gregory M. Nespole
LEVI & KORSINSKY, LLP
55 Broadway, 10th Floor
New York, NY 10006

Counsel for Defendants:

Michael B. Carlinsky
Jacob J. Waldman
QUINN EMANUEL URQUHART & SULLIVAN, LLP
51 Madison Avenue, 22nd Floor
New York, NY 10010
(Counsel for the Company, Arty Straehla and Mark Layton)

James E. Brandt
Jason C. Hegt
LATHAM & WATKINS LLP
1271 Avenue of the Americas

New York, NY 10020
(Counsel for the other Defendants)

Any Current Mammoth Shareholder who does not make his, her, or its objection in the manner provided herein shall be deemed to have waived such objection and shall forever be foreclosed from making any objection to the fairness, reasonableness, or adequacy of the Settlement or the Fee and Expense Amount and Service Awards, unless otherwise ordered by the Court, but shall be forever bound by the Judgment to be entered, the dismissal of the Derivative Action with prejudice, and any and all of the releases set forth in the Stipulation.
8.At least ten (10) calendar days after the Court’s entry of this Preliminary Approval Order, Defendants’ Counsel shall file with the Court, proof, by affidavit or declaration, of the publication, filing, and posting of the notice of the Settlement pursuant to the terms of this Preliminary Approval Order.
9.All Current Mammoth Shareholders shall be bound by all orders, determinations, and judgments in the Derivative Action concerning the Settlement, whether favorable or unfavorable to Current Mammoth Shareholders.
10.All proceedings in this Derivative Action are stayed until further order of the Court, except as may be necessary to implement the Settlement or comply with the terms of the Stipulation and this Preliminary Approval Order. This Court retains exclusive jurisdiction over this Derivative Action, the Parties, and Plaintiffs’ Counsel and Defendants’ Counsel to consider all further matters arising out of or connected with the Settlement.
11.Pending final determination of whether the Settlement should be approved, Plaintiffs, Plaintiffs’ Counsel, and any Current Mammoth Shareholders and/or other Persons, purporting to act on behalf of or derivatively for any of the foregoing or Mammoth, are barred and enjoined from filing, commencing, prosecuting, instigating, intervening in, participating in, or receiving any benefits or other relief from any other lawsuit, arbitration, or administrative, regulatory, or other proceeding (including a motion or complaint in intervention in any such action or proceeding if the person or entity filing such motion or complaint in intervention purports to be acting as, on behalf of, for the benefit of, or derivatively for any of the above persons or entities) or order, in any jurisdiction, forum, court, or tribunal as to the Released Persons based on or relating in any way to the Released Claims.
12.In accordance with Mammoth and Defendants’ express denial of all allegations of wrongdoing or liability against himself or herself arising out of any conduct, statements, acts, or omissions alleged, or which could have been alleged, in the Derivative Action, the facts and terms of the Stipulation, including any exhibits attached thereto, all proceedings in connection with the Settlement, and any act performed or document executed pursuant to or in furtherance of the Stipulation or the Settlement:
(a) shall not be offered, received, or used in any way against the Parties as evidence of, or be deemed to be evidence of, a presumption, concession, or admission by any of the Parties with respect to the truth of any fact alleged by Plaintiffs or the validity, or lack thereof, of any claim that has been or could have been asserted in the Derivative Action or in any litigation, or the deficiency, infirmity, or validity of any defense that has been or could have been asserted in the Derivative Action or in any litigation, or of any fault, wrongdoing, negligence, or liability of any of the Released Persons;
(b) shall not be offered, received, or used in any way against any of the Released Persons as evidence of, or be deemed to be evidence of, a presumption, concession, or admission of any fault, misrepresentation or omission with respect to any statement or written document approved, issued, or made by any Released Person;

(c) shall not be offered, received, or used in any way against any of the Released Persons as evidence of, or be deemed to be evidence of, a presumption, concession, or admission of any liability, fault, negligence, omission or wrongdoing, or in any way referred to for any other reason as against the Released Persons, in any arbitration proceeding or other civil, criminal, or administrative action or proceeding in any court, administrative agency, or other tribunal; and
(d) shall not be offered, received, or used in any way against Plaintiffs or Plaintiffs’ Counsel as evidence of, or be deemed to be evidence of, a presumption, concession, or admission that any of Plaintiffs’ claims are without merit or that Plaintiffs would not have been able to prevail on his claims at trial.
13.Neither the Stipulation nor the Settlement, nor any act performed or document executed pursuant to or in furtherance thereof, shall be admissible in any proceeding for any purpose except to enforce the terms of the Settlement; provided, however, that if finally approved, the Released Persons may refer to the Settlement, and file the Stipulation and/or the Judgment, in any action that may be brought against them to effectuate the liability protections granted them thereunder, including, without limitation, to support a defense or claim based on principles of res judicata, collateral estoppel, full faith and credit, release, standing, good faith settlement, judgment bar or reduction or any other theory of claim preclusion or issue preclusion or similar defense or claim under U.S. federal or state law or foreign law.
14.If the Stipulation is terminated pursuant to its terms, or the Effective Date does not otherwise occur, all proceedings in the Derivative Action will revert to their status as of May 14, 2021.

15.The Court reserves the right to adjourn the date of the Settlement Hearing or modify any other dates set forth herein without further notice to Current Mammoth Shareholders and retains jurisdiction to consider all further applications arising out of or connected with the Settlement. The Court may decide to hold the Settlement Hearing telephonically or via videoconference without further notice to Current Mammoth Shareholders. Any Current Mammoth Shareholder (or his, her or its counsel) who wishes to appear at the Settlement Hearing should consult the Court’s calendar and/or the Investors page of the Company’s website, ir.mammothenergy.com, for any change in date, time or format of the Settlement Hearing. The Court may approve the Settlement and any of its terms, with such modifications as may be agreed to by the Parties, if appropriate, without further notice to Current Mammoth Shareholders.

IT IS SO ORDERED.

DATED:	October 28, 2021	/s/ Richard G Andrews
HONORABLE RICHARD G. ANDREWS U.S. DISTRICT COURT JUDGE

EXHIBIT D

IN THE UNITED STATES DISTRICT COURT
FOR THE DISTRICT OF DELAWARE

In Re Mammoth Energy Services, Inc. Consolidated Stockholder Litigation	No. 19 Civ. 1682 (RGA)

[PROPOSED] FINAL ORDER AND JUDGMENT

This matter came before the Court for hearing pursuant to this Court’s Order Preliminarily Approving Derivative Settlement and Providing for Notice, dated ________ __, 2021 (the “Preliminary Approval Order”), on the application of the Parties for final approval of the Settlement set forth in the Stipulation and Agreement of Settlement dated October 5, 2021 (the “Stipulation”). Due and adequate notice having been given to Current Mammoth Shareholders as set forth in the Preliminary Approval Order, and the Court having considered all papers filed and proceedings had herein and otherwise being fully informed of the premises and good cause appearing therefore, IT IS HEREBY ORDERED, ADJUDGED, AND DECREED that:
1.This Final Order and Judgment (“Judgment”) incorporates by reference the definitions in the Stipulation, and except where otherwise specified herein, all capitalized terms used herein shall have the same meanings as set forth in the Stipulation.
2.    This Court has jurisdiction over the subject matter of the Derivative Action, including all matters necessary to effectuate the Settlement, and over all Parties.
3.    This Court finds that the Settlement set forth in the Stipulation is fair, reasonable, and adequate as to each of the Parties and Current Mammoth Shareholders, and hereby finally approves the Settlement in all respects and orders the Parties to perform its terms to the extent the Parties have not already done so.

4.    The Derivative Action, all claims contained therein, and any other Released Claims (including Unknown Claims), are hereby ordered as fully, finally, and forever compromised, settled, released, discharged and dismissed on the merits and with prejudice by virtue of the proceedings herein and this Judgment. The Parties are to bear their own costs, except as otherwise provided in the Stipulation.
5.    Upon the Effective Date, to the extent Plaintiffs, Plaintiffs’ Counsel, and each of the Current Mammoth Shareholders possess any of the Released Claims derivatively, Plaintiffs, Plaintiffs’ Counsel, and each of the Current Mammoth Shareholders (solely in their capacity as Mammoth Shareholders) shall be deemed to have, and by operation of the Judgment shall have, fully, finally, and forever released, relinquished, and discharged the Released Claims (including Unknown Claims) against the Released Persons. Plaintiffs, Plaintiffs’ Counsel, and each of the Current Mammoth Shareholders (solely in their capacity as Mammoth Shareholders) shall be deemed to have, and by operation of the Judgment shall have, covenanted not to sue any Released Person with respect to any Released Claims (including Unknown Claims), to the extent Plaintiffs, Plaintiffs’ Counsel, and each of the Current Mammoth Shareholders possess the Released Claims derivatively, and shall be permanently barred and enjoined from instituting, commencing or prosecuting the Released Claims, to the extent Plaintiffs, Plaintiffs’ Counsel, and each of the Current Mammoth Shareholders possess the Released Claims derivatively, against the Released Persons except to enforce the releases and other terms and conditions contained in the Stipulation and/or this Judgment.
6.    Upon the Effective Date, Mammoth, shall be deemed to have, and by operation of the Judgment shall have, fully, finally, and forever released, relinquished, and discharged the Released Claims (including Unknown Claims) against the Released Persons. Mammoth shall be deemed to have, and by operation of the Judgment shall have, covenanted not to sue any Released Person with respect to any Released Claims (including Unknown Claims), and shall be permanently barred and enjoined from instituting, commencing or prosecuting the Released Claims against the Released Persons except to enforce the releases and other terms and conditions contained in the Stipulation and/or this Judgment.
7.    Upon the Effective Date, each of the Released Persons shall be deemed to have, and by operation of the Judgment shall have, fully, finally, and forever released, relinquished, and discharged each and all of Plaintiffs and their beneficiaries and their Related Persons, Plaintiffs’ Counsel and their Related Persons, Mammoth, and each of the Current Mammoth Shareholders (solely in their capacity as Mammoth Shareholders) from Defendants’ Released Claims. The Released Persons shall be deemed to have, and by operation of the Judgment shall have, covenanted not to sue Plaintiffs or their beneficiaries or their Related Persons, Plaintiffs’ Counsel or their Related Persons, Mammoth, and each of the Current Mammoth Shareholders (solely in their capacity as Mammoth Shareholders) with respect to any Defendants’ Released Claims, and shall be permanently barred and enjoined from instituting, commencing or prosecuting Defendants’ Released Claims against Plaintiffs and their beneficiaries and their Related Persons, Plaintiffs’ Counsel and their Related Persons, Mammoth, and each of the Current Mammoth Shareholders (solely in their capacity as Mammoth Shareholders) except to enforce the releases and other terms and conditions contained in the Stipulation and/or this Judgment. However, nothing herein shall in any way release, waive, impair, or restrict any claims or rights in any forum asserted by, between or amongst, Mammoth and any of the Defendants.

8.    Nothing herein shall in any way impair or restrict the rights of any Party to enforce the terms of the Stipulation.
9.    Nothing herein shall release any claims that were asserted in, or could arise from, a plan of reorganization confirmed in, the ongoing bankruptcy proceedings of Gulfport Energy Corporation, Case No. 20-35562 (S.D. Tex.).
10.    The Court finds that the notice of the Settlement was provided to Current Mammoth Shareholders in accordance with the Preliminary Approval Order and provided the best notice of the Settlement practicable under the circumstances to all Persons entitled to such notice, and said notice of the Settlement fully satisfied the requirements of due process.
11.    The Court finds that during the course of the Derivative Action, the Parties and their counsel at all times complied with Rule 11 of the Federal Rules of Civil Procedure.
12.    The Court finds that the Fee and Expense Amount in the amount of five hundred thousand dollars and zero cents ($500,000.00) is fair and reasonable, in accordance with the Stipulation, and finally approves the Fee and Expense Amount.
13.    The Court finds that the Service Awards to Plaintiffs in the amount of two thousand dollars and zero cents ($2,000.00) each is fair and reasonable, in accordance with the Stipulation, and finally approves the Service Awards, to be paid by Plaintiffs’ Counsel from the Fee and Expense Award.
14.    In accordance with Mammoth and Defendants’ express denial of all allegations of wrongdoing or liability against himself, herself, or itself arising out of any conduct, statements, acts, or omissions alleged, or which could have been alleged, in the Derivative Action, this Judgment, the facts and terms of the Stipulation, including any exhibits attached thereto, all proceedings in connection with the Settlement, and any act performed or document executed pursuant to or in furtherance of the Stipulation or the Settlement:
(a) shall not be offered, received, or used in any way against the Parties as evidence of, or be deemed to be evidence of, a presumption, concession, or admission by any of the Parties with respect to the truth of any fact alleged by Plaintiffs or the validity, or lack thereof, of any claim that has been or could have been asserted in the Derivative Action or in any litigation, or the deficiency, infirmity, or validity of any defense that has been or could have been asserted in the Derivative Action or in any litigation, or of any fault, wrongdoing, negligence, or liability of any of the Released Persons;
(b) shall not be offered, received, or used in any way against any of the Released Persons as evidence of, or be deemed to be evidence of, a presumption, concession, or admission of any fault, misrepresentation or omission with respect to any statement or written document approved, issued, or made by any Released Person;
(c) shall not be offered, received, or used in any way against any of the Released Persons as evidence of, or be deemed to be evidence of, a presumption, concession, or admission of any liability, fault, negligence, omission or wrongdoing, or in any way referred to for any other reason as against the Released Persons, in any arbitration proceeding or other civil, criminal, or administrative action or proceeding in any court, administrative agency, or other tribunal; and
(d) shall not be offered, received, or used in any way against Plaintiffs or Plaintiffs’ Counsel as evidence of, or be deemed to be evidence of, a presumption, concession, or admission that any of Plaintiffs’ claims are without merit or that Plaintiffs would not have been able to prevail on his claims at trial.

15.    Neither this Judgment, nor the Stipulation, nor the Settlement, nor any act performed or document executed pursuant to or in furtherance thereof, shall be admissible in any proceeding for any purpose except to enforce the terms of the Settlement; provided, however, that the Released Persons may refer to the Settlement, and file the Stipulation and/or this Judgment, in any action that may be brought against them to effectuate the liability protections granted them thereunder, including, without limitation, to support a defense or claim based on principles of res judicata, collateral estoppel, full faith and credit, release, standing, good faith settlement, judgment bar or reduction or any other theory of claim preclusion or issue preclusion or similar defense or claim under U.S. federal or state law or foreign law.
16.Without affecting the finality of this Judgment in any way, the Court hereby retains continuing jurisdiction over: (a) implementation of the Settlement; and (b) all Parties for the purpose of construing, enforcing, and administering the Stipulation and this Judgment, including, if necessary, setting aside and vacating this Judgment, on motion of a Party, to the extent consistent with and in accordance with the Stipulation if the Effective Date fails to occur in accordance with the Stipulation.
17.This Judgment is a final judgment and should be entered forthwith by the Clerk dismissing the Derivative Action with prejudice.

IT IS SO ORDERED.

DATED:
HONORABLE RICHARD G. ANDREWS U.S. DISTRICT COURT JUDGE

60